Exhibit 10.39

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

CUSTOMER:

Akoustis, Inc. 5450 Campus Drive
CANANDAIGU NY 14424 U.S.A.	QUOTATION NUMBER 20066744 November 26, 2018 Valid to December 26, 2018

SHIP TO ADDRESS:

Akoustis, Inc.

5450 Campus Drive

CANANDAIGU NY 14424

U.S.A.

Dear Customer,

Thank you for your interest in ASML’s equipment and related services. We are pleased to submit the following quotation for the REFURB LITE PAS 5500/100D RMS for your consideration. Included in this quotation are Pricing, Technical Specifications, and Sales Terms and Conditions, which are made part of this quotation.

This quote is subject to system availability of the REFURB LITE PAS 5500/100D RMS with used projection lens. Unavailability of such system could have an adverse impact on the lead time for such system. Consequently, a quoted delivery date is always a target date and the delivery date is only final if unconditionally confirmed in writing by ASML. ASML disclaims all liability resulting from a delay of delivery of a system as a result of unavailability.

We look forward to providing continued support and meeting your capital equipment needs. If you have any questions, or require additional information, please do not hesitate to contact your account manager. Sincerely,

/s/ Jerry Drube
Jerry Drube
President, ASML US, LLC

Tel. -
Fax. -

ASML US, LLC.,2650 W. Geronimo Place,

Chandler, AZ 85224, USA

QUOTATION
ASML US, LLC. 2650 W. Geronimo Pl. Chandler, AZ 85224 USA (480) 696-2888, Fax (480) 214-7132	QUOTATION NUMBER November 26, 2018	20066744
Valid to December 26, 2018

REFURB LITE PAS 5500/100D RMS

I-line Wafer Stepper

AGREED AND ACCEPTED:

ASML US, LLC	AKOUSTIS INC.

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

QUOTATION NUMBER	20066744
November 26, 2018

Customer Akoustis, Inc. 5450 Campus Drive CANANDAIGU NY 14424 U.S.A. Account Manager Tom Lichtenberg	Contents
	1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11.	Pricing Configuration Technical Specifications Acceptance Facilities Requirements Installation & Warranty Field Upgrades Delivery Shipment Payment Terms & Conditions

Tel.

Fax.

E-mail      TOM.LICHTENBERG@ASML.COM

1. Pricing

This price is applicable to ASML’s standard configuration, including: features, specifications, customer support and sales terms and conditions as referenced within the contents of this quotation.

ITEM	MATERIAL NUMBER	DESCRIPTION	QTY	UNIT PRICE	EXTENDED PRICE	TOTAL DISCOUNT PRICE
	Main System			EUR	EUR	EUR
01	9428.999.60230-URL	REFURB LITE PAS 5500/100D RMS	1	[***]	[***]	[***]
	Field Upgr. & Access.
02	9428.999.52670	THIN-WAFER CAPABILITY STEPPER PACKAGE	1	[***]	[***]	[***]
03	9428.999.62010	FOUR CASSETTE INDEXERS (UF)	1	[***]	[***]	[***]
04	9428.999.62100	PAS5500 SECS I and II INTERFACE UF	1	[***]	[***]	[***]
05	9428.999.62490	IMAGE QUALITY CONTROL /1XX /2XX UF	1	[***]	[***]	[***]
06	9428.999.62630	FOCAL SOFTWARE UF	1	[***]	[***]	[***]
07	9428.999.63220	RETICLE: RASTER 6”	1	[***]	[***]	[***]
08	9428.999.63540	RETICLE: OVERLAY MATRIX 22/6”	1	[***]	[***]	[***]
09	9428.999.63550	RETICLE: RESOLVE-22	1	[***]	[***]	[***]
10	9428.999.63760	RETICLE: FOCAL-200	1	[***]	[***]	[***]
11	9428.999.64380	RETICLE: COMBI-5X/DIFF	1	[***]	[***]	[***]
	Service Products
12	SC_MISC	1 YEAR EXTENDED OPTICS WARRANTY	365	[***]	[***]	[***]
	Standard Warranty
13	WARR3	MONTH(S) STANDARD WARRANTY	6	[***]	[***]	[***]
	Additional Warranty
14	WAREXT_5X8_24RT	EXTENDED WARRANTY_5X8_24RT	180	[***]	[***]	[***]
	Training
15	TRAINING	TRAINING VALUE	1	[***]	[***]	[***]
	Freight Costs
16	FREIGHT-CHARGE	FREIGHT, INSURANCE AND DUTIES CHARGES	1	[***]	[***]	[***]
					TOTAL	GRAND TOTAL
					EXTENDED	DISCOUNTED
					PRICE	PRICE ([***] %)
					[***]	[***]

* Unless expressly stated otherwise herein, ASML’s standard terms and conditions shall apply to all products and services described in this quotation, and all purchase orders relating hereto.

** Lead-time is a non-binding estimate, which is conditional upon receipt of binding purchase order from customer and will be subject to change by ASML. You will be notified of the anticipated delivery date once the purchase order is booked.

QUOTATION NUMBER	20066744
November 26, 2018

2. Configuration

Used Stepper

Cassette (elevator) position	Cassette position 1,2,3 and 4
Ethernet interface	Standard
FAT Attendance	No (Data Review Only)
Focal	Yes
Four Cassette Indexers	Yes
Hertz	60 Hertz
Image quality control	Yes
Optical Prealign (Mark Sensor)	Standard
PEP1	Standard
PEP2	Standard
PEP4X (/100C TO /100D)	Standard
Position of Signal Tower	Local
Power	380 Volt
Reticle Error Compensation	Standard
SECS I and II Interface	Yes
Software release	Sw rel. 8.9.0
Thin Wafer Capability Package	Yes
Valid ATP-document	Refurbishment Requirement Spec
Wafer size	200 mm
Wafer type Extended warranty	Flat
Emergency shipment fee	Included
FCO Type 3 & 4 Parts	Included
Machine Main Type	100
Non consumable Parts	Included
Periodic Maintenance Monthly	Included
Periodic Maintenance Quarterly	Included
Priority shipment fee	Included
Response Time	<24H
Telephone Support	Included
Travel	Included

The above configuration reflects how your system will be delivered provided that all the items in Section 1 of the Pricing table are purchased. If any changes are needed, please contact your account manager.

3. Technical Specifications

Item 01 9428.999.60230-URL REFURB LITE PAS 5500/100D RMS

HT: 8486200000

CoO: NL

Eccn: 3B991B2F

A REFURB LITE system from ASML includes the following:

1. Refurbishment at System Level

Refurbishment at System Level means the system will meet agreed upon specifications as listed in referenced document: REFURBISHMENT REQUIREMENT SPECIFICATION (RRS). The RRS will be agreed upon and signed by both parties.

2. Defined System Configuration

The configuration of the system will be as listed in the pricing section of this REFURB LITE quotation.

3. Warranty

The warranty for the system is as listed and quantified in this quotation.

QUOTATION NUMBER	20066744
November 26, 2018

4. Operating License

The Operating License legally permits the use of the PAS software and therefore the use of the entire system. This includes the once only right to a software upgrade, free of charge, within 2 months after the installation to the latest software release compatible with the hardware on the system.

5. Installation

This consists of labor hours, installation materials, such as cables and hoses, and if applicable, beam delivery parts. Spare parts and labor hours for trouble shooting, repair and upgrades during installation, to bring the system to agreed upon specifications are as listed in the RRS.

6. Consumables

One-time consumable items replacement is included in URL. Laser consumables replacement, if applicable, are per RRS

7. System Qualification

System Qualification as per ASML acceptance test procedures according to the specifications as listed in the RRS.

8. Mandatory Field Change Orders (FCO’s)

The system will be upgraded to the latest mandatory safety related FCO level.

A REFURB LITE system from ASML does not include:

1. Customer/fab specific parts (including but not limited to power conditioners, line conditioners, filter systems).

2. The transportation and move-in of the system.

3. Any transport insurance.

4. The upgrade of any part, which is not included in the pricing section of this quotation.

5. The upgrade to last revision of parts unless specified in the RRS.

6. The manuals and or electronic documentation.

7. Training and training credits.

The final configuration of the system is established at customer site. Parts removed and/or replaced to create the customer configuration or to replace defect parts will be retained by ASML.

Item 02 9428.999.52670 THIN-WAFER CAPABILITY STEPPER PACKAGE

HT: 8486900000

CoO: NL

Eccn: 3B991B2F

The Thin-Wafer Capability Package provides the ability to level and image 4,5,6 and 8-inch thin wafers and every thickness in the range of 150µm-1000µm. The package contains a customized wafer table, a vacuum reduction valve and additional SW-embedded functionality to enable a broad thickness range.

Installation of the package results in the following modifications of the standard system:

- Installation of the thicker wafer table.

The flatness specification for the customized wafer table is 0.2 micron on a 20x20mm square field with a 10mm edge exclusion zone using wafers with a standard Semi thickness. The pimple pitch for this wafer table has been reduced in order to limit the local sag between the pimples for extremely thin wafers hereby securing image and focus budget.

- A reduction valve is installed to set vacuum pressure from typically 0.6 bar to typically 0.4 bar

- The software key THICK_SUBSTRATES increases the range of thicknesses that can be handled when using a thicker wafer table from 150µm-600µm to150µm-1000µm.

Disclaimers

Wafer flatness in e-pins area may not be sufficient for critical CDs Support of 3-inch wafers with thickness in the range of 150µm-1000µm requires the commercial option known as “3-Inch Wafer Handling Capability” (9428.999.67050)

Installation and support

On-site process availability, SEM & Track availability are prerequisite during installation and qualification

QUOTATION NUMBER	20066744
November 26, 2018

Audit and qualifications

Standard e-chuck flatness test is performed on 6” or 8” wafers to qualify the wafer table and hardware. Cycling of 15 thin wafers (150µm-1000µm), supplied by customer, is shown. Single machine overlay performance is measured.

Prerequisite:

- Software release 8.9.0

- System must meet ATP specifications and relevant sub-system performance specifications prior to upgrade General Upgrade Statement:

Buyer to ensure the system meets all prerequisites prior to the start of the upgrade including providing sufficient time to assess the system configuration and performance, and to perform all necessary work to meet the prerequisites. Procurement of services and parts, necessary to fulfil all prerequisites, is the responsibility of the Buyer.

Remark:

Any part removed from the Equipment as part of the Upgrade will be retained by the Seller.

Item 03 9428.999.62010 FOUR CASSETTE INDEXERS (UF)

HT: 8486900000

CoO: NL

Eccn: EAR99

Four wafer cassette indexers are fit into the wafer transport system for stand-alone operation of the PAS 5500 system.

Prerequisite: System must meet ATP specifications and relevant sub-system performance specifications prior to upgrade

General Upgrade Statement:

Buyer to ensure the system meets all prerequisites prior to the start of the upgrade including providing sufficient time to assess the system configuration and performance, and to perform all necessary work to meet the prerequisites. Procurement of services and parts, necessary to fulfil all prerequisites, is the responsibility of the Buyer.

Remark:

Any part removed from the Equipment as part of the Upgrade will be retained by the Seller.

Item 04 9428.999.62100 PAS5500 SECS I and II INTERFACE UF

HT: 8523809000

CoO: NL

Eccn: 3D991

The SECS Interface allows communication between a fab host computer and PAS 5500 steppers/scanners or Stand-Alone Workstations. This production automation yields a wide range of important benefits, including reduced cycle times, lowered contamination, less operator involvement, and reduced rework due to human errors. The SECS process equipment communications link is the essential first step in factory automation. Equipment can be monitored with several parameters. For example, the host computer can automatically notify steppers/scanners of process anomalies and inhibit further processing steps. Also, process programs can be easily managed by the host and transferred to the steppers/scanners. In addition, the host can perform numerous remote control functions. ASML’s SECS Interface provides process control and flexibility that enables semiconductor manufacturers to improve productivity and enhance competitiveness in the decades ahead.

Item 05 9428.999.62490 IMAGE QUALITY CONTROL /1XX /2XX UF

HT: 9027500000

CoO: NL

Eccn: 3B991B2F

The main function of ASML’s image sensor and Image Quality ControlTM (IQC) software option is to enhance stepper productivity by minimizing time-consuming off-line performance measurements. The image sensor and IQC software are designed to support automatic Statistical Process Control (SPC) of PAS 5500 i-Line and Deep UV steppers.

The image sensor automatically verifies stepper focus and alignment performance by measuring the aerial image quality of grating patterns. The patterns are measured on the reticle scanned across image sensor grating artifacts mounted on the stage. By monitoring these aerial image properties, the image sensor can provide an automatic quick verification of focus and alignment performance relative to a calibrated reference state. These Image Sensor measurements can be displayed as trend data enabling the operator to make a quick visual analysis confirming stable stepper operation.

QUOTATION NUMBER	20066744
November 26, 2018

The image sensor measures three points of the image field simultaneously. It then provides output data verifying control of image tilt, magnification, translation, rotation, and focus. With the image sensor, the time required for a complete focus and alignment verification measurement is reduced to less than 60 seconds.

These automatic performance measurements can greatly improve stepper use for manufacturing by speeding up lithographic process control and minimizing stepper test time.

Key features and Benefits

Automatic Image Measurement

- Increases stepper productivity

- Supports automatic SPC

Reflective Differential Measurement

- Ensures measurement accuracy and stability

Simultaneous 3-point Measurement

- Eliminates stage error from measurement

- Enables tilt, rotation, magnification, leveling measurements

Image Quality ControlTM (IQC) Software

- Provides graphical trend data output

Technical Specifications

Focus Repeatability (3sigma)	< 50 nm
Image Tilt Repeatability (3sigma)	< 2.0 µrad
Translation Repeatability (3sigma)	< 20 nm
Magnification Repeatability (3sigma)	< 2 ppm
Die Rotation Repeatability (3sigma)	< 2 µrad
Machine Focus:	± 0.1 µm per month
Image Calibration Cycle Time: Focus Calibration	< 60 seconds
Cycle Time:	< 30 seconds

Prerequisite: System must meet ATP specifications and relevant sub-system performance specifications prior to upgrade

General Upgrade Statement:

Buyer to ensure the system meets all prerequisites prior to the start of the upgrade including providing sufficient time to assess the system configuration and performance, and to perform all necessary work to meet the prerequisites. Procurement of services and parts, necessary to fulfil all prerequisites, is the responsibility of the Buyer.

Remark:

Any part removed from the Equipment as part of the Upgrade will be retained by the Seller.

Item 06 9428.999.62630 FOCAL SOFTWARE UF

HT: 8523809000

CoO: NL

Eccn: 3D991

FOCAL (FOcus Calibration using the ALignment System of the Stepper) is an automatic focus measurement technique where focus offsets are transformed into apparent mark shifts, which can then be measured using the TTL Alignment System in the Stepper.

A special FOCAL Reticle containing specially designed alignment marks is required to perform this measurement. Part of each 8 µm line of which the mark is composed, is divided into smaller, so-called ‘chopped lines and spaces’ at the resolution limit of the stepper model. Under conditions of defocus these small lines will not be resolved and so the image of the specially designed alignment mark appears to be similar to the standard PM mark using only 8 µm lines and spaces. When in focus, the ‘chopped’ lines are resolved inducing an asymmetry in the alignment mark and a resultant shift in the aligned position.

QUOTATION NUMBER	20066744
November 26, 2018

Once calibrated the alignment shift can be used as a measure of focus offset to provide fast and accurate daily monitoring focus drift of the Stepper. This quick FOCAL test provides lens information on Astigmatism (AST) and Focal Plane Deviation (FPD).

Please note that this FOCAL option is not specified, nor is it designed for lens qualification purposes. It is designed for focus calibration only and can be used to monitor the lens status.

Specifications

The FOCAL software provides the capability Compute Focal Plane Adjustment Parameters. The parameters are computed from the data obtained from the FOCAL experiment. The system can be saved in an optimized state using the procedure Save System Optimized State using the computed parameters for best system performance.

The FOCAL test has certain constraints with respect to required exposure area. The FOCAL test can be performed using either 8-inch or 6-inch wafers.

Prerequisites

- FOCAL requires software release 6.2.3 or higher.

- A Software Package Upgrade can be ordered per site

- A Software Configuration Key is needed and can be ordered per stepper

- System must meet ATP specifications and relevant sub-system performance specifications prior to upgrade

General Upgrade Statement:

Buyer to ensure the system meets all prerequisites prior to the start of the upgrade including providing sufficient time to assess the system configuration and performance, and to perform all necessary work to meet the prerequisites. Procurement of services and parts, necessary to fulfil all prerequisites, is the responsibility of the Buyer.

Remark:

Any part removed from the Equipment as part of the Upgrade will be retained by the Seller.

Item 07 9428.999.63220 RETICLE: RASTER 6”

HT: 8486900000

CoO: NL

Eccn: EAR99

The Raster reticle is used to qualify both accuracy and half shadow on reticle masking blades. The patterned area of the reticle contains a square grid (with linewidths of 50, 20 and 10µm at wafer level) to aid analysis and interpretation.

QUOTATION NUMBER	20066744
November 26, 2018

Item 08 9428.999.63540 RETICLE: OVERLAY MATRIX 22/6”

HT: 8486900000

CoO: US

Eccn: EAR99

Overlay and Matching reticles consist of an array of alignment marks. These marks allow automatic stepper overlay and matching metrology. The location of each overlay module is labeled with a position indicator to assist in inspection and data interpretation.

Item 09 9428.999.63550 RETICLE: RESOLVE-22

HT: 8486900000

CoO: NL

Eccn: EAR99

The Reticle Resolve-22 constits of resolutions test structures with measuring stepper resolution linearity and depth of focus.

Item 10 9428.999.63760 RETICLE: FOCAL-200

HT: 8486900000

CoO: NL

Eccn: EAR99

The Focal reticle is used to automatically measure the focus offsets within an image field. This reticle consists of an array of special focal alignment marks. The aligned position of the focal marks depends on the focus value of the specific position within the image field. Using ASML’s special PAS focal modeling software, the relative best focus position can be determined quickly and to an extremely high level of accuracy.

ASML’s Focal reticles can be used for both image plane setup, and qualifying astigmatism and Focal Plane Deviation (FPD) for steppers or Image Plane Deviation (IPD) for Step & Scan systems.

Item 11 9428.999.64380 RETICLE: COMBI-5X/DIFF

HT: 8486900000

CoO: NL

Eccn: EAR99

ASML’s Combi-5 reticles are used for system set-up and printing all alignment marks. They contain all standard and new mark designs currently in use (large global alignment marks, primary marks and Extended Pattern Area (XPA)), including scribeline marks and special designs for CMP applications. Combi-5 reticles also contain a simple clear area, specifically sized to allow clear-out exposures if desired.

Item 12 SC_MISC 1 YEAR EXTENDED OPTICS WARRANTY

HT:

CoO:

Eccn:

For a more detailed specification of this item please contact your local ASML account manager.

Item 13 WARR3 MONTH(S) STANDARD WARRANTY

HT:

CoO:

Eccn:

Parts and Labor Warranty Period (Qty, as described in the section Pricing of this quotation) specifies in number of months the time period for the warranty defined in Section 13.1 of the Terms of Sale below applicable for each item under this Quotation. For the avoidance of doubt, the warranty for “Refurbished Capital Equipment” applies to the listed main system (REFURB LITE PAS 500/100D RMS), and the warranty for HARDWARE UPGRADE/OPTION applies to each item listed above “Field Upgr. & Access”. System performance according ATP specification (excluding optics, excluding FAT only items); Parts coverage (excluding consumables and Optics) for litho system and light source, labor coverage for litho system and light source; during regular business hours, Monday through Friday with a 24 hours response time; ASML holidays are excluded. The start of the warranty period is determined by the Site Acceptance date, the shipment date, or first use of the Equipment as described in the terms and conditions of sale.

QUOTATION NUMBER	20066744
November 26, 2018

The warranty is subject to, and based on, customer’s continuing compliance with the general warranty conditions set forth in the warranty section of the Terms and Conditions of this quotation. OPTICS as mentioned in the above are defined as the Zoom Axicon (or FlexRay equivalent), the Rod module (or the FLG/FDE for immersion systems), the REMA objective and the projection lens only, and explicitly excludes consumables and non-consumables. Warranty is conditioned upon the user’s full compliance with the requirements in the IRM (Installation Requirement Manual), the MRM (Maintenance Requirements Manual) and the PMM (Preventive Maintenance Manual) for Optics Warranty of the system.

Item 14 WAREXT_5X8_24RT EXTENDED WARRANTY_5X8_24RT

HT:

CoO:

Eccn:

Extended Parts and Labor Warranty (beyond WARR3). Period (Qty, as described in the section Pricing of this quotation) is specified in number of days. Extended Warranty is sold as an additional warranty (as defined in Section 13.1 of the Terms of Sale below) for each item under this Quotation after WARR3 expires.

Extended Warranty applies to labor and parts coverage (excluding consumables and Optics) for the litho system only and does not apply to the light source.

The labor coverage of this Extended Warranty is 5x8, during regular business hours, Monday through Friday with a 24 hours response time; ASML holidays are excluded.

System performance according ATP specification (excluding optics, excluding FAT only items). Optics are defined in the section entitled WARR3 of this document.

The warranty is subject to, and based on, customer’s continuing compliance with the general warranty conditions set forth in the warranty section of the Terms and Conditions of this quotation. Warranty is conditioned upon the user’s full compliance with the requirements in the IRM (Installation Requirement Manual), the MRM (Maintenance Requirements Manual) and the PMM (Preventive Maintenance Manual) for Optics Warranty of the system.

Item 15 TRAINING TRAINING VALUE

HT:

CoO:

Eccn:

Please see the ASML internet site:

http://www.asml.com/asml/show.do?lang=EN&ctx=5839&rid=1048

Item 16 FREIGHT-CHARGE FREIGHT CHARGES

HT:

CoO:

Eccn:

For a more detailed specification of this item please contact your local ASML account manager.

4. Acceptance

Testing of system and/or options/accessories if appropriate, to the specifications for acceptance at our facility (and at source inspection, if requested) will be conducted using standard ASML Acceptance Test Procedures document, then in effect at the time of shipment. Verification of the system performance to these specifications constitutes the sole criterion for system acceptance (and authorisation for shipment in case of source inspection).

QUOTATION NUMBER	20066744
November 26, 2018

5. Facilities Requirements

Installation condition information, including ASML’s pre-installation conditions, will be provided by your account manager. Buyer is responsible for satisfying ASML’ pre-installation conditions.

6. Installation & Warranty

Price of the system includes installation and standard warranty. Standard Warranty coverage is described in the chapter Technical specifications of this quotation. The price quoted assumes the timely return by Buyer of ASML’s transportation containers and other materials used in transporting the system. ASML will charge Buyer for the cost of such containers and materials if they are not returned to ASML in a timely manner. Any part removed from the system during installation and the warranty period or as part of an extended warranty service contract for replacement will be retained by ASML.

7. Field Upgrades

Prior to any field upgrade, it is Buyer’s responsibility to ensure that the system to be upgraded meets the original ATP specifications (the “Specifications”). Upon request, Buyer shall provide documentation evidencing the compliance with the Specifications, and ASML reserves the right to examine the system to ensure its compliance with the Specifications. Systems that fail to meet the Specifications must have the performance restored to meet the Specifications prior to accomplishing the upgrade. Upon request from Buyer, ASML Customer Service shall provide system restoration services based on normal time and material schedules or under warranty or extended service contract coverage. Any part removed from the system during the installation of the Field Upgrade will be retained by ASML.

8. Training

Not applicable

9. Delivery

All quoted deliveries are subject to prior sales, please contact your account manager for more details. Note: Delivery date is confirmed upon ASML acceptance of purchase order.

10. Shipment

DAP, Customer Dock

11. Payment

All payments are due as follows:

50% due upon order placement

40% due upon shipment, net 30 days

10% due upon acceptance, net 30 days or no later than 90 days after shipment, whichever occurs first.

12. TERMS AND CONDITIONS

1. TERMS OF SALE. UNLESS OTHERWISE AGREED UPON BY BOTH PARTIES IN WRITING, ACCEPTANCE OF CUSTOMER’S ORDER IS EXPRESSLY MADE CONDITIONAL ON CUSTOMER’S ASSENT TO ASML’S STANDARD TERMS AND CONDITIONS OF SALE SET FORTH HEREIN (THE “TERMS AND CONDITIONS”), AND ASML AGREES ONLY UPON THESE TERMS AND CONDITIONS TO (A) FURNISH THE CAPITAL EQUIPMENT AND/OR HARDWARE UPGRADE/OPTIONS (COLLECTIVELY, THE “EQUIPMENT”), (B) LICENSE SOFTWARE UPGRADES/OPTIONS RELATED TO THE EQUIPMENT (THE “SOFTWARE”) AND/OR (C) PROVIDE SERVICES RELATED TO THE INSTALLATION, ACCEPTANCE TESTING, AND ORIGINAL WARRANTY ON THE EQUIPMENT OR THE SOFWARE (THE “SERVICES”) DESCRIBED IN CUSTOMER’S ORDER. Notwithstanding anything to the contrary, any post warranty services shall not be covered by the Terms and Conditions but will be covered by separate service terms and conditions. Any terms or conditions of CUSTOMER’s order (or of CUSTOMER’s other purchase documents and correspondences) inconsistent with or in addition to these Terms and Conditions hereof shall not be binding on ASML and are expressly rejected by ASML. No waiver, alteration, or modification of any of these Terms and Conditions shall be binding on ASML unless made in writing and signed by an authorized representative of ASML.

QUOTATION NUMBER	20066744
November 26, 2018

2. TERMS OF SHIPMENT. All shipments are made DAP, according to Incoterms (2010). Shipments are made in a commercially reasonable manner as determined by ASML. Risk of loss or damage shall pass to CUSTOMER at the CUSTOMER loading dock. Partial and/or installment shipments are authorized and shall be paid for when due. Shipment schedules are approximate, and ASML will use commercially reasonable efforts to complete shipment as indicated.

3. PAYMENT. Payments are due in EURO unless the parties specifically agree otherwise in writing. ASML reserves the right to require an irrevocable letter of credit from a bank which it designates. Notwithstanding anything to the contrary, for the computational lithography products, including time-based usage in Asia (excluding Japan ), ASML Netherlands, B.V. (“ASML NL”), not ASML Hong Kong, Ltd. (“ASML HK”), shall be the proprietary rights owner of record and the contracting party to transactions. For such transactions, ASML HK will serve only as a collecting agent for ASML NL. As the collecting agent, ASML HK’s exclusive purpose is to issue quotations for the computational lithography products, receive purchase orders, collect payments, and transfer such payments to ASML NL.

4. PRICES. For all Buyers not located in the People’s Republic of China (the “PRC”), all prices are exclusive of sales, use, import, VAT, or similar taxes or duties whether imposed currently or in the future. Such taxes shall be borne by CUSTOMER in addition to the prices quoted or invoiced. In the event ASML is required to pay any such taxes, CUSTOMER shall reimburse ASML therefor. Unless otherwise explicitly indicated, prices quoted assume the timely return by CUSTOMER of ASML’s transportation containers and other materials, including lockings and servicing tools and accessories, used in transporting, and installation of, the Equipment. ASML is entitled to charge CUSTOMER for the cost of such containers and materials if these are not returned to ASML in a timely manner.

For Buyers located in the PRC, all prices quoted are exclusive of customs duty, VAT (or similar tax), surtaxes and any withholding tax based on invoice amounts, whether imposed currently or in the future. Such taxes shall be borne by Buyer in addition to the prices quoted or invoiced. In the event ASML is required to pay any such taxes, or the Buyer are obliged to withhold on any payments to ASML, the Buyer shall reimburse ASML therefor.

5. CHANGES. ASML reserves the right to modify or change the Equipment in whole or in part, at any time prior to delivery thereof, in order to include therein electrical or mechanical refinements deemed appropriate by ASML, but without incurring any liability to modify or change any product previously delivered, or to supply new products in accordance with earlier specifications. If CUSTOMER requests changes in the configuration of the Equipment, subject to ASML’s acceptance, CUSTOMER shall pay for the reasonable cost for rework and rescheduling of the Equipment. Any deleted feature, option, or accessory, including the Software, shall be subject to the cancellation fee shown in Section 11. All requested changes must be made by revised order in writing to ASML, subject to ASML’s express acceptance. ASML shall inform CUSTOMER of the new delivery date and additional costs via a new order acknowledgment.

6. DELIVERY DELAY. CUSTOMER can delay delivery of the Equipment or the Software one-time only up to thirty (30) days beyond the scheduled shipment date by providing written notice to ASML, provided that written notice of CUSTOMER’s delay request is received by ASML at least ninety (90) days prior to the originally scheduled shipment date and provided that such delay does not result in the Equipment or the Software being scheduled for delivery during ASML’s subsequent financial quarter. If the CUSTOMER requested delay exceeds thirty (30) days, or if the CUSTOMERs request for delay is received by ASML less than ninety (90) days prior to the scheduled shipment date, or if such delay results in the Equipment or the Software being re-scheduled for delivery in a subsequent financial quarter to that originally agreed, subject to ASML’s written agreement to such delay, for the purpose of payment of the purchase price, shipment shall be deemed to have occurred on the scheduled shipment date and the Site Acceptance Date (as defined in Section 10) shall be deemed to have occurred thirty (30) days thereafter. CUSTOMER shall be responsible for any and all costs associated with any such delay, including storage, maintenance and retesting costs.

7. INSPECTION. CUSTOMER shall visually examine the Equipment promptly upon receipt thereof. Within ten (10) days of such receipt, CUSTOMER shall notify ASML in writing of any complaint which CUSTOMER may have concerning the Equipment delivered hereunder, including but not limited to any claimed shortages, defects, delivery errors or any other problems.

QUOTATION NUMBER	20066744
November 26, 2018

8. PREINSTALLATION. CUSTOMER is responsible for the following: (a) ensure the Equipment installation site’s compatibility with ASML’s shipment crates; (b) provide environmentally adequate storage space for the Equipment or the Software upon its arrival at CUSTOMER’s facility and prior to installation, provide access to the facility to ASML’s employees for pre-installation surveys, unpacking, and installation of each system; (c) make available CUSTOMERs personnel in sufficient numbers and of adequate capabilities on site to assist ASML during pre-installation, unpacking, and installation; (d) use ASML approved equipment, rigging, or other services to transport the Equipment or the Software, either assembled or in parts, to the place of installation; (e) establish and maintain additional site conditions as indicated pursuant to ASML’s then current installation requirements; and (f) provide any other support or assistance as requested by ASML (collectively, the “Pre-Installation Conditions”). If, as a result of CUSTOMER’s failure to comply with the Pre-Installation Conditions, ASML is unable to complete an installation as scheduled, CUSTOMER shall be responsible for such delays and compensate ASML for any additional costs or expenses incurred, including the cost of subsequent or extended visits necessary to complete the installation.

9. INSTALLATION. The Equipment or the Software shall be installed by ASML, provided that all the Pre-Installation Conditions stated in Section 8 have been met by CUSTOMER. In the event installation cannot be completed within thirty (30) days of the delivery of the Equipment or the Software due to causes other than ASML’s fault, including CUSTOMER’s failure to comply with the Pre-Installation Conditions, installation shall be deemed completed and the SAT (as defined in Section 10) shall be deemed satisfied and met within thirty (30) days of shipment. Any unpaid balance of the purchase price shall thereupon become due, and the warranty period shall commence to start thirty (30) days after shipment.

10. ACCEPTANCE TEST. Prior to shipment, the Capital Equipment will be subjected to ASML’s standard factory-acceptance test at ASML’s factory (the “Factory Acceptance Test” or, alternatively, “FAT”). The FAT shall be performed in compliance with ASML’s then-current standard procedure and specifications (“Acceptance Test Procedure”, or, alternatively, “ATP”) as defined by ASML. CUSTOMER will be invited to attend the FAT at CUSTOMER’s expense. ASML shall provide CUSTOMER with written verification of the Capital Equipment’s performance to the ATP. Upon delivery of such verification, ASML is authorized to proceed with shipment of the Capital Equipment. After onsite installation at CUSTOMER’s premises, the Capital Equipment will be subjected to ASML’s then standard onsite acceptance test (the “Site Acceptance Test” or, alternatively, “SAT”). CUSTOMER will be invited to attend the SAT. At such time as the Capital Equipment meets the SAT, the installation shall be deemed to be completed (the “Site Acceptance Date”, or, alternatively, “Final Acceptance Date”). Notwithstanding anything to the contrary in these Terms and Conditions, the Site Acceptance Date, or, alternatively, the Final Acceptance Date shall be the earlier of: (a) such time as the Capital Equipment meets the SAT, (b) such time CUSTOMER uses the Capital Equipment for any purpose, including production or R&D, prior to completion of the SAT, and (c) ninety (90) days from shipment if acceptance or use has been delayed through no fault of ASML. Any unpaid balance of the purchase price shall thereupon become due and payable within ten (10) days after the Final Acceptance Date, and the warranty period shall start from the Final Acceptance Date. Minor deviations from specifications or acceptance criteria, which do not affect CUSTOMER’s ability to use the Capital Equipment shall not be grounds for delayed acceptance, but shall be remedied under the terms of the applicable warranty.

11. CANCELLATION. CUSTOMER agrees that in the event of cancellation by CUSTOMER of the order or any part thereof prior to the scheduled shipment date, CUSTOMER shall pay ASML as liquidated damages, and not as penalty, a percentage of the price for such items cancelled as based on the following schedule:

* >151 days before scheduled shipment date 10% of the purchase price;

* 150-121 days before scheduled shipment date 20% of the purchase price;

* 120-90 days before scheduled shipment date 30% of the purchase price;

* 60-89 days before scheduled shipment date 40% of the purchase price;

* 30-59 days before scheduled shipment date 50% of the purchase price; * < 29 days before scheduled shipment date 60% of the purchase price.

This section shall not be deemed to create any right of cancellation in CUSTOMER and only reflects the parties agreement as to the fair and reasonable damages to which ASML shall be entitled in the event of cancellation by CUSTOMER taking into account relevant factors, including without limitation, the customized nature of the Equipment or the Software and the limited number of potential customers for the Equipment or the Software.

12. RETURNS. CUSTOMER shall have no right to return the Equipment or the Software or any part thereof, and no Equipment or the Software may be returned without ASML’s written consent, which may be withheld, in ASML’s sole discretion. ASML assumes no responsibility for unauthorized returns. All expenses for returned Equipment or the Software shall be borne by CUSTOMER.

QUOTATION NUMBER	20066744
November 26, 2018

13. WARRANTY.

13.1

NEW, REMANUFACTURED or REFURBISHED CAPITAL EQUIPMENT - ASML warrants that for a period of one (1) year after the Site Acceptance Date or fifteen (15) months after shipment, whichever occurs earlier (or such other warranty period specified in Section 1 of the Quotation), that a NEW, REMANUFACTURED or REFURBISHED CAPITAL EQUIPMENT (including the listed main system identified as REFURB LITE PAS 500/100D RMS), used under normal operating conditions, shall be free of material defects in materials and workmanship and shall perform in all material respects in accordance with its specifications and documentation.

SOFTWARE UPGRADE/OPTION - ASML warrants that for a period of three (3) months after shipment (or such other warranty period specified in Section 1 of the Quotation), THE SOFTWARE UPGRADE/OPTION, used under normal operating conditions, shall perform in all material respects in accordance with standard documentation provided with the SOFTWARE UPGRADE/OPTION. Notwithstanding anything to the contrary, ASML does not warrant operation of the SOFTWARE UPGRADE/OPTION shall be uninterrupted or error free.

HARDWARE UPGRADE/OPTION - ASML warrants for a period of three (3) months after shipment (or such other warranty period specified in Section 1 of the Quotation), the HARDWARE UPGRADE/OPTION (including each item listed above in Section 1 of the Quotation as “Field Upgr. & Access”), used under normal operating conditions, shall be free of material defects in materials and workmanship and shall perform in all material respects in accordance with its specifications and documentation.

SERVICES - ASML warrants that the Services (including items listed as “Service Products”) shall be performed in a workmanlike manner by qualified professionals using due care and skill.

CUSTOMER acknowledges and agrees that ASML may use new or as new parts in the Equipment and when providing warranty services hereunder. “As new” parts shall mean used parts that have been restored and refurbished by ASML and/or its supplier to have the same specifications, performance and warranty as new parts.

Capital Equipment sold hereunder may include additional warranty terms and conditions for systems and components. Such additional warranty terms and conditions, if any, shall be stated in the body of the quotation.

Each part or spare part or out-of-warranty repair is warranted within the scope of the original applicable warranty for a period of ninety (90) days after shipment or after such repair service has been rendered.

This warranty is extended solely to CUSTOMER and is not transferable to subsequent entities or users, and is conditioned upon CUSTOMER maintaining and operating the Equipment and the Software in accordance with ASML’s then current specifications. If ASML finds the Equipment and the Software or any part of it, after notice from CUSTOMER and appropriate tests and inspection, to have any defect covered by this warranty, ASML will, at its discretion and as its sole liability, and CUSTOMER’s sole and exclusive remedy, either repair the same or install a replacement. Any parts removed from the Capital Equipment for replacement will be retained by ASML. Warranty services shall be provided during normal business hours 8:00 a.m. to 5:00 p.m., Monday through Friday based on the location of (the nearest ASML repair facility). LIABILITY FOR THE WARRANTY MADE HEREIN SHALL IN NO EVENT EXCEED THE COST OF CORRECTING DEFECTS OR, AT ASML’S OPTION, OF REPLACING THE DEFECTIVE ITEM.

13.2 With respect to any Services performed by ASML, ASML’s sole liability, and CUSTOMER’s sole and exclusive remedy, for any defect therein shall be to perform again such Services at ASML’s expense. Parts furnished in the Services shall be new or rebuilt parts, at the option of ASML, but shall be as good as new parts.

13.3 THE FOREGOING ARE THE SOLE AND EXCLUSIVE WARRANTIES PROVIDED BY ASML TO CUSTOMER, AND ASML HEREBY DISCLAIMS.ALL OTHER WARRANTIES WHETHER WRITTEN OR ORAL, OR WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, NON-INFRINGEMENT, TITLE OR FITNESS FOR A PARTICULAR PURPOSE OR ARISING FROM COURSE OF DEALING OR USAGE OF TRADE , IN CONNECTION WITH THE DESIGN, SALE, INSTALLATION, SERVICE OR ANY USE OF THE EQUIPMENT, THE SOFTWARE, THE SERVICE, ANY PART THEREOF , OR ANY OTHER SERVICES OR MATERIALS PROVIDED UNDER THESE TERMS AND CONDITIONS.

QUOTATION NUMBER	20066744
November 26, 2018

13.4 WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASML’S WARRANTY DOES NOT COVER AND NO WARRANTY IS MADE WITH RESPECT TO:

- Failures discovered but not reported within the warranty period specified.

- Accessories, attachments or other devices not furnished by ASML.

- Failure of the Equipment, caused by other than normal wear and tear or by, conditions not controllable by ASML, including without limitation thereto: (a) attempts by other than ASML personnel to install, modify, repair or maintain the Equipment without ASML’s specific prior written authorization, (b) improper use or misuse or lack of use of the Equipment, (c) fluctuations of line voltage, current, vacuum, gas, humidity, temperature or other factors which exceed those limits as indicated in the then current Installation conditions manual, (d) damage by fire, water, vandalism, riots, civil unrest or acts of God, or (e) strikes, lockouts, embargoes, insurrection, inability to obtain shipping space or materials, or government acts, restrictions, or limitations.

- Damage in shipment or otherwise not caused by faulty packing or crating, whether or not ASML selected the means of shipment and/or carrier.

- Such parts, which by their nature in normal use in accordance with ASML’s specifications therefor, have a life expectancy shorter than the applicable warranty period, commonly referred to as “consumable.”

13.5 As a condition of ASML’s obligations under this warranty, CUSTOMER shall (a) notify ASML promptly of any claimed failure of the Equipment, the Software, or the Services, (b) allow ASML’s service personnel prompt, full and free access to the Equipment, the Software, or the Services and the premises on which it is located, (c) other than the requirement to provide a Certificate of Insurance and execute non-disclosure agreements, not impose a waiver of liability or other restriction on ASML’s service personnel as a site access requirement, (d) ensure that at least one (1) of CUSTOMER’s employees shall be on the premises during the performance by ASML of any Services, and (e) provide free of charge to ASML service personnel performing the Services a reasonable and secure space for documentation, tools, test equipment, etc. Furthermore, CUSTOMER agrees to permit ASML to implement remote, automatic means of collecting data from the Equipment. Such data may relate to the use of the Equipment, including tool and process parameters, environmental conditions, and interconnections with other equipment. ASML will use such data solely for purposes of fulfilling its obligations under this Section, supporting the use of the Equipment, providing maintenance and repair services, analyzing Equipment problems or underperformance, providing preventative maintenance monitoring, developing recommendations for use of the Equipment, performing tuning and performance enhancement, and developing new features and improved performance. Such data shall be deemed CUSTOMER’s Confidential Information, and ASML will protect the data in accordance with Section 19: Confidentiality. CUSTOMER agrees to permit ASML to continue the data collection processes for so long as it owns or operates the Equipment.

14. LIMITATION OF LIABILITY. EXCEPT FOR (i) LIABILITY UNDER THE NDA (AS DEFINED IN SECTION 19, AND (ii) ASML’S OBLIGATIONS UNDER SECTION 20, EACH PARTY’S TOTAL AGGREGATE LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY AND ALL DAMAGES OF ANY NATURE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, SHALL IN NO CASE EXCEED THE PRICE ALLOCABLE TO THE SERVICES, THE EQUIPMENT, THE SOFTWARE OR PART THEREOF WHICH GIVES RISE TO THE CLAIM. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY LOSS OF PRODUCTION,LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, COST OF COVER, OR FOR ANY SPECIAL, INDIRECT, EXLEMPLARY, PUNATIVE, INCIDENTAL, CONSEQUENTIAL OR CONTINGENT DAMAGES, HOWSOEVER CAUSED, INCLUDING ANY SUCH DAMAGES CAUSED IN CONNECTION WITH, OR ARISING OUT OF, OR RESULTING FROM THE PROVISION OF THE SERVICES OR FROM THE DESIGN, MANUFACTURE, SALE, DELIVERY, RESALE, INSPECTION, REPAIR, MAINTENANCE, OPERATION, OR USE OF ANY EQUIPMENT, THE SOFTWARE, OR PARTS THEREOF, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ASML AND CUSTOMER HAVE AGREED THAT THESE LIMITATIONS WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THESE TERMS AND CONDITIONS IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

15. DOCUMENTATION. ASML shall furnish with each Equipment or Software one (1) copy (except as otherwise quoted) of the manuals as stated in the effective quotation from which the Equipment or the Software was purchased. CUSTOMER shall not make copies of such documents for any purpose other than for its own internal use, and all such copies shall bear any ASML copyright notice which appears on the original.

QUOTATION NUMBER	20066744
November 26, 2018

16. DEFAULT IN PAYMENT. Failure by CUSTOMER to make any payment promptly when due shall be default by CUSTOMER and shall entitle ASML, in addition to such remedies as are provided by law, including but without limitation thereto to suspending all business activities, warranty service, and post warranty service with respect to CUSTOMER, to collect interest on overdue amounts equal to one and one half (1 1/2%) per month or at maximum rate permitted by law, and/or to repossess any Equipment as to which any payment or partial payment has not been made in full when due at the sole discretion of ASML. CUSTOMER shall reimburse ASML for any and all collection fees incurred.

17. SECURITY INTEREST.

17.1 For sales involving Equipment used or to be used in the United States, ASML retains, and CUSTOMER hereby grants, a security interest in the Equipment (including modification and replacements) delivered hereunder and in the proceeds from the sale, exchange, collection, or disposition thereof to secure the full and timely payment of the purchase price of such Equipment . This Section serves as a security agreement, and CUSTOMER authorizes ASML to file any financing statements deemed appropriate by ASML for purposes of perfecting the security interest granted herein. Without limiting the foregoing, CUSTOMER, shall upon request by ASML, provide all information and signatures required by ASML to perfect such security interest. ASML reserves all rights granted to a secured creditor under the Arizona and other applicable Uniform Commercial Codes including but not limited to the right upon demand, to repossess the Equipment delivered hereunder if CUSTOMER fails to make timely payments. To simplify such possession, ASML may require the CUSTOMER to assemble the collateral and make it available to ASML at a place reasonably convenient to both parties and designated by ASML.

17.2 For sales involving Equipment used or to be used in Asia or Europe, Buyer explicitly accepts that Seller shall retain title of the Equipment until full payment has been received of all amounts due in accordance with the transaction and Buyer shall only sell, pledge or alienate the Equipment in Buyers ordinary course of business and Buyer shall take all measures to protect the Equipment and to ensure that Seller’s right to the Equipment is in no way prejudiced. For the avoidance of doubt parties agree that the only rights that Seller retains with the title are those enabling recovery of the Equipment in the event of Buyers default on payment. Buyer shall be obliged to insure the Equipment at its own expense for the time the equipment is not paid for in full by the Buyer. Buyer shall give Seller any assistance in taking any measures required to protect Seller’s rights in Equipment not fully paid. If Buyer fails to make any payments to Seller when due, the Buyer shall, upon Seller’s first notice, be obliged to return to Seller, at Buyer’s risk and expense, any Equipment that is subject to the retention of title. The retention and the shipping back of Equipment shall not in any way affect any other rights of compensation Seller may have under this Agreement or applicable law.

18. SOFTWARE LICENSE. All operating software, revisions of operating software, source code, and other software, including the Software, furnished by ASML shall remain the property of ASML or its suppliers, whichever is applicable, and title thereto is not being sold or transferred to CUSTOMER. ASML reserves all rights and licenses in and to the Software not expressly granted to CUSTOMER under this Agreement. ASML hereby grants to CUSTOMER a personal (revocable only in the event of default by CUSTOMER), nonexclusive, paid-up, site-specific, nontransferable license to use all such software contained in the Equipment for the purpose of operating the Equipment for its intended purposes or using the Software in connection with the Equipment. CUSTOMER may not make copies (other than backup and archive copies, which are permitted) of the software or may not transfer or export the software or the right to make copies thereof to any third party without ASML’s prior written consent. CUSTOMER acknowledges that the Software contains trade secrets of ASML, and, in order to protect such trade secrets, CUSTOMER agrees not to disassemble, decompile or reverse engineer the Software nor permit any third party to do so, except to the extent such restrictions are prohibited by law. Notwithstanding anything to the contrary, where the license being purchased by CUSTOMER is for a specified period of time then such license will be deemed to have commenced upon delivery of the Software.

QUOTATION NUMBER	20066744
November 26, 2018

19. CONFIDENTIALITY. Confidentiality shall be governed by the Non-Disclosure Agreement between the parties dated effective as of May 3, 2018 (the “NDA”). Customer may disclose the terms of this Agreement if Customer determines in its sole discretion that such disclosure is required by law, rule, regulation, or an order from a court, regulatory agency or other governmental authority, or the rules of any stock exchange on which Customer’s shares are listed or quoted.  In such event, Customer will provide to ASML a copy of the agreement proposed to be disclosed so that ASML may consent to the disclosure of this agreement, including any redactions thereto proposed by ASML, such consent not to be unreasonably withheld. Customer agrees to submit a request to the SEC or the applicable governing body that ASML’s redactions receive confidential treatment under the laws, rules and regulations of the SEC or otherwise be held in confidence to the fullest extent permitted under the laws, rules or regulations of the applicable governing body.

20. PATENT, TRADEMARK, COPYRIGHT INFRINGEMENT INDEMNITY.

20.1.1 ASML shall, at its own sole cost and expense, defend CUSTOMER in a third party suit based upon an assertion that the sale or use of the Capital Equipment hereunder (for the avoidance of doubt, including Upgrades, Software and all other items listed in Section 1 of this Quotation), as such, hereinafter collectively referred to as the Relevant System, directly infringes a third party U.S. patent, trademark, or copyright issued by the country into which the Relevant System has been initially sold, hereinafter referred to as Third Party Right, and indemnify CUSTOMER against any final award (including reasonable cost and any compensatory damages) in such suit subject to other provisions in Section 20, including Section 20.3.

20.1.2 Such defense and indemnity are each strictly conditioned upon CUSTOMER providing to ASML prompt and written notice of such suit of infringement, and of a claim for infringement, and of a request for defense or indemnity, with full authority at ASML’s discretion to conduct such defense, or to settle such suit or claim (provided such settlement does not include payment or admission of liability or infringement by CUSTOMER without prior written consent of CUSTOMER), and full assistance and co-operation in such conduct or settlement as ASML may request.

20.1.3 In the event of such suit or claim, ASML may, at its own sole cost and expense, and at its own sole discretion, either obtain adequate license to such Third Party Right, or modify the Relevant System so that it becomes non-infringing, or replace the Relevant System, or repurchase the Relevant System by repayment to CUSTOMER of the sales price of the Relevant System, paid by CUSTOMER to ASML hereunder, less straight-line depreciation as provided in Section 20.3.

20.1.4 ASML shall not be liable for any cost or expense of defense incurred by CUSTOMER in connection with any such suit or claim, without ASML’s prior and specific authorization and consent.

20.1.5 Notwithstanding any other section herein, ASML shall not be obligated to defend against, and shall not be obligated to indemnify for, (a) infringement of any claim of a patent that covers the use of a System in combination with other equipment or materials not furnished or recommended by ASML and where liability results solely from such combination; (b) infringement resulting from modification of any System or component thereof, which modification is not authorized by ASML, but only to the extent that the infringement liability results from such unauthorized modification; (c) infringement resulting from compliance with designs, specifications or working drawings furnished by CUSTOMER, but only to the extent that the infringement results from ASML’s compliance with such designs, specifications or working drawings; and (d) infringement of any process or method claims of any third party patent unless such System cannot be used as designed other than in an infringement of such claim.

20.1.6 Notwithstanding any other clause herein, ASML shall not be liable for any suit or claim against CUSTOMER by any future purchaser or user of the Relevant System, without ASML’s prior and specific consent.

20.1.7 ASML’s aggregate liability and obligation under this Section 20 shall be limited to a suit formally commenced within a term of five years starting on the shipment date of the Relevant System subject to such suit, and a maximum amount not to exceed one and a half times the sales price of the Relevant System, paid by CUSTOMER to ASML hereunder, less straight-line depreciation over said five years.

20.1.8 The foregoing states ASML’s entire liability and obligation in connection with any suit or claim for infringement or misappropriation of any intellectual property or other proprietary right, and, except as expressly stated in this SECTION 20, ASML makes no warranty, express or implied, regarding non-infringement of any Third Party Right. Furthermore, ASML shall not under any circumstances be liable to CUSTOMER or any other party for any other loss or damage whatsoever not explicitly provided for herein, including without limitation, consequential, enhanced, exemplary, incidental, punitive, or special damages, or for any claim by CUSTOMER or any other party for loss of data, profits, revenue, savings, or use of the Relevant System, however caused, or under any theory of liability.

QUOTATION NUMBER	20066744
November 26, 2018

21. GENERAL.

21.1 GOVERNING LAW; JURISDICTION.

21.1.1 For sales involving the Equipment or the Software used or to be used outside of United States, this Agreement shall be governed by and construed according to the laws of the Netherlands. The parties consent to the jurisdiction of the competent court residing in the juridical district of Rotterdam for any action involving this agreement. The parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods in its entirety. No action by CUSTOMER may be brought more than twelve (12) months after the facts occurred upon which the cause of action arose.

21.1.2 For sales involving the Equipment or the Software used or to be used in the United States, this Agreement shall be governed by and construed according to the laws of the State of Arizona. The parties consent to the jurisdiction of the federal and state courts in Maricopa County, Arizona for any actions involving this Agreement. The parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods in its entirety. No action by CUSTOMER may be brought more than twelve (12) months after the facts occurred upon which the cause of action arose.

21.2 FORCE MAJEURE ASML shall not be liable in any manner for failure to deliver or delays occasioned by causes beyond ASML’s reasonable control, to include without restriction, strikes, lockout, fires, embargoes, war, riots, insurrection, acts of God, accidents, delays of carriers, subcontractors or suppliers, inability to obtain shipping space or materials, and governmental acts and regulations. If such delays occur, the time for performance shall be extended for such time as may be reasonably necessary to enable ASML to perform. If, due to any such contingency, ASMLs supplies of the Equipment, the Software, or the Services covered hereby are limited, ASML shall have the right to allocate and prorate the available supply in such a manner as it, in its sole discretion, determines.

21.3 COMPLIANCE WITH LAW. In the performance of its obligations under this Agreement, each party shall at all times strictly comply with all applicable laws, regulations and orders, including export control laws and regulations of any country having proper jurisdiction. CUSTOMER specifically acknowledges that the Equipment, the Software, and other information, including technical data, technology, and software (the “Controlled Matter”) related to the Equipment or the Software may be subject to export control laws and regulations, including the U.S. Export Administration Regulations and U.S. trade embargo regulations as well as to the European export control regulations. Without limiting the generality of this provision, CUSTOMER agrees that no Controlled Matter supplied will be: (a) re-exported, released or in any way transmitted to countries other than the United States except as may be authorized under U.S. law and with the prior written authorization of ASML, or (b) re-exported, released or in any way transmitted to any other person outside of the U.S. if such a re-export, release or transmission would violate U.S. law. ASML agrees to provide accurate export classification information for the Controlled Matter promptly upon request from CUSTOMER.

21.4 ASSIGNMENT. Neither party shall assign or delegate its rights and obligations hereunder without the prior written consent of the other party, which shall not be unreasonably withheld. Any attempted assignment or delegation by a party without the prior consent of the other party shall be void or of no effect.

21.5 MISCELLANEOUS. This document constitutes the entire agreement between CUSTOMER and ASML with respect to the subject matter hereof and supersedes all prior representations, negotiations and agreements, whether written or oral. No term or provision hereof shall be waived or modified or deemed waived or modified by either party unless such waiver or consent to modify is in writing signed on behalf of the party against whom it is asserted. All communications required or permitted hereunder shall be in writing. No consent by either party to, or waiver of, a breach by either party will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party. If any provision of the Terms and Conditions is held unenforceable, ineffective or illegal for any reason, such decision shall not affect the validity or enforcement of any or all of the remaining portion of the Terms and Conditions.